UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/a

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) 0f The Securities Exchange Act Of 1934


        Date of Report (Date of earliest event reported): March 31, 2005


                         Orsus Xelent Technologies, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                     333-117718               20-11998142
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


         A-20G, Chengming Plaza
           No. 2 Nan Da Street
            Xicheng District
             Beijing, China                                        100035
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: 86-10-83670505



          (Former name or former address, if changed since last report)

                  Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements And Exhibits

This amended Current Report on Form 8-K is being submitted for the purpose of providing the audited financial statements of United First International Limited ("UFIL") and its subsidiaries for the year ended December 31, 2004, and the period from May 6, 2003, to December 31, 2003.

(a) the audited financial statements of UFIL and its subsidiaries for the year ended December 31, 2004, and the period from May 6, 2003, to December 31, 2003, are provided following the signature page of this Current Report.

(b)      Pro forma financial information. None

(c) Exhibits. The following exhibits have been filed as a part of this Current Report:

         Exhibit
         Number            Description of Exhibit
         ------            ----------------------

         23.1 Consent of Moores Rowland Mazars, Certified Public Accountants with respect to Combined Financial Statements of UFIL and its subsidiary for the 9-month period ended September 30, 2004 and the period from May 6, 2003 to December 31, 2003

         23.2 Consent of Moores Rowland Mazars, Certified Public Accountants with respect to Consolidated Financial Statements of UFIL and its subsidiaries for the for the year ended December 31, 2004, and the period from May 6, 2003, to December 31, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ORSUS XELENT TECHNOLOGIES, INC.



                                                 By: /s/ Wang Xin
                                                    ----------------------------
                                                    Chief Executive Officer

DATED:  May 13, 2005

                             Consolidated Financial
                                   Statements
                           United First International
                                     Limited
                          Year ended December 31, 2004
                                       and
                                   period from
                        May 6, 2003 to December 31, 2003

United First International Limited

Index to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================







Report of Independent Registered Public Accounting Firm                    F1

Consolidated Statements of Operations                                      F2

Consolidated Balance Sheets                                                F3

Consolidated Statements of Changes in Stockholders' Equity                 F4

Consolidated Statements of Cash Flows                                      F5

Notes to Consolidated Financial Statements                              F6 - F17

Report of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders of United First International Limited




We have audited the accompanying consolidated balance sheets of United First International Limited and its subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the year and period then ended in conformity with accounting principles generally accepted in the United States of America.







Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants
Hong Kong

Date: May 5, 2005

United First International Limited

Consolidated Statements of Operations
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================



                                                                           From
                                                   Year ended    May 6, 2003 to
                                                 December 31,      December 31,
                                                         2004              2003
                                         Note         USD'000           USD'000

Operating revenues:
   Net sales                                           70,822                 5

Operating expenses:
   Cost of sales                                       56,231                 4
   Sales and marketing                                  3,314                17
   General and administrative                           1,435               100
   Research and development                               586              --
   Depreciation                                           598                 3
                                               --------------    --------------

   Total operating expenses                            62,164               124
                                               --------------    --------------

Operating income (loss)                                 8,658              (119)

Interest expense                                         (143)             --
Other income, net                                          64                 4
                                               --------------    --------------
Income (loss) before income taxes and
  minority interest                                     8,579              (115)

Less: provision for income taxes           6             --                --
                                               --------------    --------------
Income (loss) before minority interest
                                                        8,579              (115)

Minority interest                                         120              --
                                               --------------    --------------

Net income (loss)                                       8,699              (115)
                                               ==============    ==============


The accompanying notes are an integral part of these consolidated financial statements.
--------------------------------------------------------------------------------

United First International Limited

Consolidated Balance Sheets
As of December 31, 2004 and 2003




                                                           As of          As of
                                                    December 31,   December 31,
                                                            2004           2003
ASSETS                                         Note      USD'000        USD'000

Current assets:
Cash and cash equivalents                                    224            190
Restricted cash                                            2,333           --
Accounts receivable - Trade                                8,250           --
Due from related companies                      10         3,319            736
Due from stockholders                           10          --            1,352
Inventories                                      5         5,781            363
Trade deposit paid                                         8,126              1
Other current assets                                         210             61
                                                    ------------   ------------

    Total current assets                                  28,243          2,703

Property, plant and equipment, net               4           778             29
                                                    ------------   ------------

    Total assets                                          29,021          2,732
                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable - Trade                                  13,840            189
Accrued expenses and other accrued liabilities             1,053             94
Trade deposit received                                     2,487           --
Due to stockholders                             10           311           --
Provision for warranty                                       182           --
                                                    ------------   ------------

    Total current liabilities                             17,873            283
                                                    ------------   ------------
Commitments and contingencies
                                                11
Stockholders' equity:
Common stock, par value HKD1.00:
Authorized - 20,000,000 shares
Issued and outstanding - 20,000,000 shares       7         2,564          2,564
Dedicated reserves                                         1,042           --
Retained earnings (accumulated losses)                     7,542           (115)
                                                    ------------   ------------

    Total stockholders' equity                            11,148          2,449
                                                    ------------   ------------

Total liabilities and stockholders' equity                29,021          2,732
                                                    ============   ============




The accompanying notes are an integral part of these consolidated financial statements.
--------------------------------------------------------------------------------


United First International Limited

Consolidated Statements of Changes in Stockholders' Equity
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================



                                          Common stock
                                 ---------------------------
                                                                                  Retained
                                                                                 earnings/
                                                                  Dedicated   (accumulated
                                 No of shares         Amount       reserves         loses)           Total
                                 ------------   ------------   ------------   ------------    ------------

                                      USD'000            USD'000          USD'000                USD'000
                                 ------------   ------------   ------------   ------------    ------------
Issuance of capital                20,000,000          2,564           --             --             2,564
Net loss                                 --             --             --             (115)           (115)
                                 ------------   ------------   ------------   ------------    ------------

Balance at December 31,
2003                               20,000,000          2,564           --             (115)          2,449
Net income                               --             --            8,699          8,699
Transfer to dedicated reserves           --             --            1,042         (1,042)           --
                                 ------------   ------------   ------------   ------------    ------------

Balance at December 31,
2004                               20,000,000          2,564          1,042          7,542          11,148
                                 ============   ============   ============   ============    ============





The accompanying notes are an integral part of these consolidated financial statements.
--------------------------------------------------------------------------------


United First International Limited

Consolidated Statements of Cash Flows
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003

                                                                                           From
                                                                   Year ended    May 6, 2003 to
                                                                 December 31,      December 31,
                                                                         2004              2003
                                                                      USD'000           USD'000
Cash flows from operating activities
Net income (loss)                                                       8,699              (115)
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
   Depreciation                                                           598                 3
   Loss on disposal of property, plant and equipment                        7              --
   Loss on liquidation of a subsidiary                                    120              --
   Minority interest                                                     (120)             --
Changes in assets and liabilities:
   Accounts receivable - Trade                                         (8,250)             --
   Inventories, net                                                    (5,418)             (363)
   Trade deposit paid                                                  (8,125)               (1)
   Other current assets                                                  (149)              (61)
   Provision for warranty                                                 182              --
   Trade deposit received                                               2,487              --
   Accounts payable - Trade                                            13,651               189
   Accrued expenses and other accrued liabilities                         959                94
                                                               --------------    --------------
Net cash provided by (used in) operating activities                     4,641              (254)
                                                               --------------    --------------

Cash flows from investing activities

Purchase of property, plant and equipment                              (1,397)              (32)
Proceeds from sales of property, plant and equipment                       43              --
Loan to related companies                                              (7,107)             (736)
Repayment from related companies                                        4,524              --
Repayment from (advance to) stockholders                                1,352            (1,352)
Increase in restricted cash                                            (2,333)             --

Net cash used in investing activities                                  (4,918)           (2,120)
                                                               --------------    --------------
Cash flows from financing activities

Issuance of capital                                                      --               2,564
Advance from stockholders                                                 311              --

Net cash provided by (used in) financing                                  311             2,564
                                                               --------------    --------------

Net increase in cash and cash equivalents                                  34               190

Cash and cash equivalents, beginning of fiscal year / period              190              --
                                                               --------------    --------------

Cash and cash equivalents, end of fiscal year / period                    224               190
                                                               ==============    ==============

Supplemental disclosure of cash flow information

Cash paid during the fiscal year / period for:
   Interest expense                                                       143              --
                                                               ==============    ==============


The accompanying notes are an integral part of these consolidated financial statements.
--------------------------------------------------------------------------------

United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================

1.   BASIS OF FINANCIAL STATEMENT PRESENTATION AND REORGANIZATION

     United First International Limited ("UFI") was incorporated in Hong Kong on September 8, 2004 as a limited liability company. As disclosed in Note 7 below, as of September 8, 2004, UFI has authorized and outstanding common stock of 10,000 shares and 1 share respectively with a par value of Hong Kong Dollars (HKD) 1.00. On September 16, 2004, the authorized common stock increased from 10,000 shares to 20,000,000 shares by creation of an additional 19,990,000 shares of HKD1.00 each. On the same date, the outstanding common stocks of the Company were increased to 20,000,000 shares by allotting 3,999,999 shares, 8,000,000 shares and 8,000,000 shares to Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin respectively. UFI has had no operations since its incorporation.

     Pursuant to the agreement entered into between UFI and Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin, who own 20%, 40% and 40% interests respectively in Beijing Orsus Xelent Technology & Trading Company Limited ("Xelent") (English translation for identification purpose only) on November 1, 2004, UFI consummated a merger with Xelent, and paid USD1,207,000, to all owners of Xelent, in exchange for all their beneficial interests in Xelent ("the Agreement"). Xelent was established in the People's Republic of China ("PRC") on May 6, 2003 as a PRC company with limited liability. The principal activities of Xelent were the development of mobile software and technology, including the design and trading of mobile phones. Xelent has a 55% interest in Shanghai Sapphine Telecom Tech Co., Ltd. ("Sapphine") (English translation for identification purpose only), a company engaged in research and development of mobile phones which is incorporated in the PRC. On August 19, 2004, the owners of Sapphine signed an agreement to liquidate the company.

     On November 3, 2004, the Beijing Municipal Bureau of Commerce (the "Bureau") approved the transfer of interests and the application for the change of Xelent's status to a wholly-owned foreign investment enterprise ("WOFIE") with limited liability. Upon granting WOFIE status and completion of the Agreement, the operating period of Xelent was for an initial term of 10 years until November 9, 2014 and UFI became the sole registered owner of Xelent.

     Consistent with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combination", transfers of net assets or exchanges of equity interests between entities under common control do not constitute business combinations. Because UFI and Xelent were beneficially owned by the same stockholders group, Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin, immediately before and after the combination, the Agreement has been accounted for as a combination of entities under common control on a historical cost basis in a manner similar to a pooling of interests.

     In accordance with USGAAP, the accompanying financial statements of the Company have been prepared as if the Merger had occurred and UFI had been incorporated at the beginning of the earliest period presented, as of May 6, 2003.

     In this report, UFI, Xelent and Sapphine are collectively referred to as the "Company".


                                      F-6
--------------------------------------------------------------------------------

United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting principles
     The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP").

     Basis of consolidation
     The results of the subsidiaries acquired or disposed of during the year are consolidated from the effective dates of acquisition or to the effective dates of disposal respectively.

     All significant intercompany accounts and transactions have been eliminated upon combination.

     Revenue recognition
     Net sales represent the invoiced value of goods, net of value-added tax ("VAT") and returns. The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. The Company has a policy of including handling costs incurred for finished goods, which are not significant, in the sales and marketing expenses.

     Research and development
     All costs of research and development activities are expensed as incurred.

     Warranties
     The Company offers warranties for products it manufactures. Terms generally are for one year from the date of sale. Provision for warranty expense is established for costs that are expected to be incurred after the sales and delivery of products under warranty. The Company provided for anticipated warranty expense in the amount of USD862,000 and paid warranty claims of USD680,000 during the year ended December 31, 2004. The warranty provision is determined based on known product failures, historical experience of the level of repairs and replacements, and other currently available evidence.

     Income  taxes
     Provision for income and other related taxes have been provided in accordance with the tax rates and laws in effect in PRC.

     Income tax expense is computed based on pre-tax income included in the consolidated statements of operations. Deferred income taxes are provided, using the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities and their reported amounts. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the consolidated financial statements.

--------------------------------------------------------------------------------

United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Comprehensive income
     SFAS No. 130, "Reporting Comprehensive Income", requires the presentation of comprehensive income, in addition to the existing statements of operations. Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners. No comprehensive income is recorded in any year or period presented.

     Trade receivables
     Trade receivables are recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis, thus trade receivables do not bear interest. Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Changes in the estimated collectibility of trade receivables are recorded in the results of operations for the year in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables. No allowance for uncollectible receivables was recorded as of December 31, 2004 and 2003.

     Inventories
     Inventories are stated at the lower of cost or market. Potential losses from obsolete and slow-moving inventories are provided for when identified. Cost, which comprises all costs of purchase and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average method. Market represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

     Property, plant and equipment
     Property, plant and equipment are stated at original cost less accumulated depreciation.

     The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

     When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the year of disposition as an element of other income, net.

--------------------------------------------------------------------------------

United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Property, plant and equipment (Continued)
     Depreciation is provided to write off the costs of property, plant and equipment over their useful lives from the date on which they become fully operational and after taking into account their estimated residual values, using the following methods:

     Moulds                             Sum-of-the-units method
     Leasehold improvements             Straight-line method over the lease term
     Machinery and equipment            Straight-line method at 20% p.a.
     Office equipment                   Straight-line method at 20% p.a.
     Motor vehicles                     Straight-line method at 20% p.a.

     Impairment of long-lived assets
     The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Operating leases
     Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental payables under operating leases are recognized as expenses on the straight-line basis over the lease terms.

     Foreign currency translation
     The Company considers Renminbi as its functional currency as a substantial portion of the Company's business activities are based in Renminbi. However, the Company has chosen the United States dollar as its reporting currency.

     Transactions in currencies other than the functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than functional currency are translated into functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are recorded in the consolidated statements of operations.

     For translation of financial statements into the reporting currency, assets and liabilities are translated at the exchange rate at the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated at the weighted average rates of exchange prevailing during the year.

--------------------------------------------------------------------------------

United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Foreign currency translation (continued)
     Translation adjustments, when material, resulting from this process are recorded in accumulated other comprehensive income (loss) within stockholders' equity. No other comprehensive income for foreign currency translation was recorded for the year/period ended December 31, 2004 and 2003 because the Renminbi has been pegged at a constant rate to the United States dollar for the entire periods.

     Cash   equivalents
     The Company considers short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

     Use of estimates
     The preparation of the consolidated financial statements in conformity with USGAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported year. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation, inventory allowance, provision for warranty, taxes and contingencies.

     Segment information
     Operating segments are defined as components of a company about which separated financial information is available that is evaluated regularly by the operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates in a single business segment of manufacturing mobile phones which are all sold in the PRC. There is no reportable business or geographical segment identified and no segment information is required to be disclosed.

     Related parties
     Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

     Recently issued accounting standards
     There are no new accounting pronouncements for which adoption is expected to have a material effect on the Company's financial statements.

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

United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


3.   CONCENTRATIONS

     The Company is engaged principally in the development of mobile software and technology, including the design and trading of mobile phones for sale primarily to two dealers in the PRC. Although there are multiple sources of supply of raw materials, the Company buys certain major materials from two major suppliers. In addition, the Company subcontracts assembly works of mobile phones mainly to two subcontracting factories. Management believes that the sole agent arrangement gives the dealers more incentive to promote the Company's products and reduce the Company's exposure to the distribution market. Time would be required to locate other qualified suppliers and subcontracting factories, which could, however, cause a delay in manufacturing and may be disruptive to the Company's operations.

     Customers accounted for over 5% of the Company's operating revenues are as follows:


                                                                            From
                                                    Year ended       May 6, 2003
                                                  December 31,   to December 31,
                                                          2004              2003
                                                             %                 %

Customer A                                                  77              --
Customer B                                                  21              --
Customer C                                                --                  31
Customer D                                                --                  19
Customer E                                                --                   9
Customer F                                                --                   9
                                               ===============   ===============

     Trade deposits received and trade receivable balances related to these customers were USD2,487,000 and USD8,250,000 as of December 31, 2004 respectively.

     Suppliers accounted for over 5% of the Company's purchases are as follows:

                                                                            From
                                                    Year ended       May 6, 2003
                                                  December 31,   to December 31,
                                                          2004              2003
                                                             %                 %

Supplier A                                                  44              --
Supplier B                                                  28              --
Supplier C                                                  10              --
Supplier D                                                   5              --
Supplier E                                                --                  80
Supplier F                                                --                  16
                                               ===============   ===============

     Trade deposits paid and trade payable balances related to these suppliers were USD1,665,000 and USD1,077,000 as of December 31, 2004 respectively.

--------------------------------------------------------------------------------

United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


4.   PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment is summarized as follows:


                                                          As of           As of
                                                   December 31,    December 31,
                                                           2004            2003
                                                        USD'000         USD'000
                                                   ------------    ------------

Moulds                                                    1,033            --
Leasehold improvement                                        47            --
Plant and machinery                                          14            --
Office equipment                                            200              18
Motor vehicles                                               83              14
                                                   ------------    ------------

                                                          1,377              32

Accumulated depreciation                                   (599)             (3)
                                                   ------------    ------------

                                                            778              29
                                                   ============    ============



5.   INVENTORIES

     Inventories consisted of the follows:

                                                           As of          As of
                                                    December 31,   December 31,
                                                            2004           2003
                                                         USD'000        USD'000
                                                    ------------   ------------

Raw materials                                              5,781           --
Trading goods                                               --              363
                                                    ------------   ------------

                                                           5,781            363
                                                    ============   ============

--------------------------------------------------------------------------------

United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


6.   TAXATION

     The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which it operates. UFI was incorporated in Hong Kong and has no assessable profit for the year presented. All of the Company's income is generated in PRC by Xelent. Provision for income taxes has not been made as Xelent was exempted from PRC income taxes in respect of hiring unemployed people in cities and the countryside for the period from May 6, 2003 to November 30, 2004. Since Xelent has registered as a wholly-owned foreign investment enterprise ("WOFIE"), it is subject to tax laws applicable to WOFIE in the PRC and is fully exempt from the PRC enterprise income tax of 33% for two years followed by a 50% reduction for the next three years, commencing with fiscal year 2005.

     The reconciliation of PRC statutory income to the effective income tax rate based on income stated in the statements of operations is as follows:


                                                                           From
                                                  Year ended        May 6, 2003
                                                December 31,    to December 31,
                                                        2004               2003
                                                           %                  %

Statutory rate                                            33                 33
Tax exemption                                            (33)              --
Tax losses                                              --                  (33)
                                             ---------------    ---------------


                                             ===============    ===============


7.   COMMON STOCK

     UFI was incorporated in Hong Kong on September 8, 2004 as a limited liability company. UFI had authorized and outstanding common stock of 10,000 shares and 1 share respectively, par value HKD1.00 each, with one vote for each share.

     By an ordinary resolution passed by written resolution signed by all stockholders on September 16, 2004, the authorized common stock of UFI was increased to HKD20,000,000 by the creation of an additional 19,990,000 shares of common stock of HKD1.00 each.

     On the same date, the common stock of UFI issued and outstanding was increased to HKD20,000,000 by allotting 19,999,999 shares of common stock of HKD1.00 each at par by the capitalization of part of the stockholders' loans. These shares rank pari passu with the existing shares in all respects.

     For the purpose of preparation of these consolidated financial statements, authorized and outstanding common stock of 20,000,000 shares have been treated as issued for all year presented.

--------------------------------------------------------------------------------

United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


8.   DISTRIBUTION OF INCOME

     The Company's income is substantially contributed by Xelent, a company registered in the PRC. Income of Xelent is distributable to its stockholders after transfer to dedicated reserves as required under its articles of association and relevant PRC rules and regulations.

     Prior to the re-organization to a WOFIE, dedicated reserves of Xelent include a statutory surplus reserve and a statutory public welfare fund. In accordance with the relevant PRC Companies Law and rules and regulations, it is required to transfer amounts equal to at least 10% and 5% of its after- tax income to the statutory surplus reserve and statutory public welfare fund, respectively.

     The statutory surplus reserve can only be utilized to offset prior years' losses or for capitalization as paid-in capital, whereas the statutory public welfare fund shall be utilized for collective staff welfare benefits such as building staff quarters or housing. No distribution of the remaining reserves shall be made other than on liquidation of Xelent.

     Since Xelent has registered as a WOFIE, in accordance with its Articles of Association and the relevant PRC regulations, it is required to appropriate to a general reserve fund an amount not less than 10% of the amount of after-tax income and a staff welfare and bonus fund an amount to be determined by the directors.

     The general reserve fund can be used to make good losses in previous years. The staff welfare and bonus fund, which is to be used for the welfare of the staff and workers of the subsidiary, is of a capital nature.


9.   PENSION COSTS

     As stipulated by PRC regulations, the Company maintains a defined contribution retirement plan for all of its employees who are residents of PRC. All retired employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributed to a state sponsored retirement plan approximately 20% of the basic salary of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable to all employees. The pension expenses were USD9,000 and USD1,000 for the year ended December 31, 2004 and period ended December 31, 2003 respectively.


United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


10.  RELATED PARTY TRANSACTIONS

     a.   Name and relationship of related parties


Related party                                            Existing relationship with the Company
-------------                                            --------------------------------------
Mr. Wang Xin                                             Director and stockholder of the Company
Mr. Liu Yu                                               Director and stockholder of the Company
Mr. Wang Zhibin                                          Director and stockholder of the Company
Mr. Yan Zhao                                             Ex-stockholder of Xelent
Beijing Huan Yitong Tech & Trading Co., Ltd. *           A company owned by Mr. Liu Yu and Mr.
                                                           Wang Zhibin
Beijing Xingwang Shidai Tech & Trading Co., Ltd. *       A company owned by Mr. Yan Zhao
*    English translation for identification purpose only


     b.   Summary of related party balance

                                                                 As of          As of
                                                          December 31,   December 31,
                                                                  2004           2003
                                                     Note      USD'000        USD'000
Due from related companies
Beijing Huan Yitong Tech & Trading Co., Ltd.          (i)        3,319           --
Beijing Xingwang Shidai Tech & Trading Co., Ltd.     (ii)         --              736
                                                          ------------   ------------
                                                                 3,319            736
                                                          ============   ============
Due from stockholders
Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin        (iii)         --            1,352
                                                          ============   ============

Due to stockholders
Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin        (iii)          311           --
                                                          ============   ============

--------------------------------------------------------------------------------


United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


10.  RELATED PARTY TRANSACTIONS (CONTINUED)

     c.   Summary of related party transactions

                                                                          Period from
                                                            Year ended       May 6 to
                                                          December 31,   December 31,
                                                                  2004           2003
                                                   Note        USD'000        USD'000
Loan to related companies
Beijing Huan Yitong Tech & Trading Co., Ltd.       (i)           7,107           --
Beijing Xingwang Shidai Tech & Trading Co., Ltd.   (ii)           --              736
                                                          ============   ============
Repayment from related companies
Beijing Xingwang Shidai Tech & Trading Co., Ltd.                   736           --
Beijing Huan Yitong Tech & Trading Co., Ltd.                     3,788           --
                                                          ============   ============

     Note:

     (i) Loan to a related company is unsecured interest-free and repayable on or before July 30, 2005.
     (ii) Loan to a related company is unsecured interest-free and repayable on or before September 20, 2004.
     (iii)The amounts due from/to stockholders are unsecured, interest-free and repayable on demand.


11.  COMMITMENTS AND CONTINGENCIES

     The Company leases certain staff quarters and office premises under non-cancelable operating leases. Rental expenses under operating leases were USD126,000 and USD40,000 for the year ended December 31, 2004 and period ended December 31, 2003 respectively.

     The following table summarizes the approximate future minimum rental payments under non- cancelable operating leases in effect as of December 31, 2004:


                                                                           As of
                                                                    December 31,
                                                                            2004
                                                                             USD

2005                                                                          28
                                                                    ============

United First International Limited

Notes to Consolidated Financial Statements
Year ended December 31, 2004 and period from May 6, 2003 to December 31, 2003
================================================================================


12.  POST BALANCE SHEET EVENT

     On March 31, 2005, Universal Flirts Corp. ("UFC"), a Delaware corporation listed in USA NASDAQ - OTCBB, completed a stock exchange transaction with the stockholders of the Company. Pursuant to the Exchange Agreement, UFC issued 15 million shares of its common stock, $0.001 par value, representing approximately 50.41% of its issued and outstanding common stock, immediately upon the consummation of the exchange transaction, and paid USD50,000 to the stockholders of the Company, in exchange for 100% of the outstanding capital stock of the Company. Immediately, after giving effect to the exchange, the Company became a wholly-owned subsidiary of UFC.

United First International Limited

Index to Combined Financial Statements
9-month period ended September 30, 2004 and period from May 6, 2003 to December 31, 2003
--------------------------------------------------------------------------------




Report of Independent Certified Public Accountants                         F1

Combined Statements of Operations                                          F2

Combined Balance Sheets                                                    F3

Combined Statements of Changes in Stockholders' Equity                     F4

Combined Statements of Cash Flows                                          F5

Notes to Combined Financial Statements                                  F6 - F14

Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders of United First International Limited



We have audited the accompanying combined balance sheets of United First International Limited and its subsidiary (the "Company") as of September 30, 2004 and December 31, 2003, and the related combined statements of operations, changes in stockholders' equity and cash flows for the nine months period ended September 30, 2004 and period from May 6, 2003 to December 31, 2003. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2004 and December 31, 2003 and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.






Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants
Hong Kong

Date: January 17, 2005


United First International Limited

Combined Statements of Operations
9-month period ended September 30, 2004 and periods from May 6, 2003 to December
31, 2003 and September 30, 2003
--------------------------------------------------------------------------------
(amounts in thousands)

                                                                          (Unaudited)
                                                              9-month        From May        From May
                                                         period ended      6, 2003 to      6, 2003 to
                                                            September       September    31, December
                                                             30, 2004        30, 2003            2003
                                                Note              USD             USD             USD

Operating revenues:
   Net sales                                                   52,917            --                 5
                                                         ------------    ------------    ------------


Operating expenses:
   Cost of sales                                               42,592            --                 4
   Sales and marketing                                          2,396               8              17
   General and administrative                                     988              65             100
   Research and development                                       456            --              --
   Depreciation                                                   514               1               3
                                                         ------------    ------------    ------------

   Total operating expenses                                    46,946              74             124
                                                         ------------    ------------    ------------


Operating income (loss)                                         5,971             (74)           (119)
Interest expense                                                  (90)           --              --
Other income, net                                                  32               3               4
                                                         ------------    ------------    ------------

Income (loss) before income taxes and
   minority interest                                            5,913             (71)           (115)
Less: provision for income taxes                  6              --              --              --
                                                         ------------    ------------    ------------


Income (loss) before minority interest                          5,913             (71)           (115)

Minority interest                                                 120            --              --
                                                         ------------    ------------    ------------


Net income (loss)                                               6,033             (71)           (115)
                                                         ============    ============    ============


The accompanying notes are an integral part of these combined financial statements.


United First International Limited

Combined Balance Sheets
As of September 30, 2004 and December 31, 2003
--------------------------------------------------------------------------------
(amounts in thousands, except share data)


                                                                   As of           As of
                                                           September 30,    December 31,
                                                                    2004            2003
                                                    Note             USD             USD

ASSETS

Current assets:
    Cash and cash equivalents                                        262             190
    Accounts receivable - Trade                                    2,910            --
    Due from related companies                        9            7,107             736
    Due from stockholders                             9            1,352           1,352
    Inventories                                       5            9,546             363
    Trade deposit paid                                               846               1
    Other current assets                                              21              61
                                                           -------------   -------------

         Total current assets                                     22,044           2,703

Property, plant and equipment, net                    4              728              29
                                                           -------------   -------------

         Total assets                                             22,772           2,732
                                                           =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable - Trade                                      13,189             189
    Accrued expenses and other accrued liabilities                   802              94
    Provision for warranty                                           299            --
                                                           -------------   -------------

         Total current liabilities                                14,290             283
                                                           -------------   -------------

Commitments and contingencies                        10

Stockholders' equity:
Common stock, par value HKD1.00:

Authorized - 20,000,000 shares                        7
Issued and outstanding - 20,000,000 shares                         2,564           2,564
Retained earnings (accumulated losses)                             5,918            (115)
                                                           -------------   -------------

         Total stockholders' equity                                8,482           2,449
                                                           -------------   -------------

Total liabilities and stockholders' equity                        22,772           2,732
                                                           =============   =============


The accompanying notes are an integral part of these combined financial statements.


United First International Limited

Combined Statements of Changes in Stockholders' Equity
9-month period ended September 30, 2004 and period from May 6, 2003 to December
31, 2003
--------------------------------------------------------------------------------
 (amounts in thousands, except share data)


                                       Common stock
                                ---------------------------
                                                                Retained
                                No of shares      Amount        earnings         Total
                                ------------   ------------   ------------    ------------
                                                    USD            USD             USD

Issuance of capital               20,000,000          2,564           --             2,564
Net loss                                --             --             (115)           (115)
                                ------------   ------------   ------------    ------------

Balance at December 31, 2003      20,000,000          2,564           (115)          2,449
Net income                              --             --            6,033           6,033
                                ------------   ------------   ------------    ------------

Balance at September 30, 2004     20,000,000          2,564          5,918           8,482
                                ============   ============   ============    ============


The accompanying notes are an integral part of these combined financial statements.


United First International Limited

Combined Statements of Cash Flows
9-month period ended September 30, 2004 and periods from May 6, 2003 to December
31, 2003 and September 30, 2003
--------------------------------------------------------------------------------
(amounts in thousands)

                                                                          (Unaudited)
                                                              9-month        From May        From May
                                                         period ended      6, 2003 to      6, 2003 to
                                                            September       September        December
                                                             30, 2004        30, 2003        31, 2003
                                                                  USD             USD             USD
Cash flows from operating activities
Net income (loss)                                               6,033             (71)           (115)
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
   Depreciation                                                   514               1               3
   Loss on disposal of property, plant and equipment                7            --              --
   Provision for warranty                                         299            --              --
   Loss on liquidation of a subsidiary                            120            --              --
   Minority interest                                             (120)           --              --
Changes in assets and liabilities:
   Accounts receivable - Trade                                 (2,910)           --              --
   Inventories, net                                            (9,183)             (7)           (363)
   Trade deposit paid                                            (845)            (26)             (1)
   Other current assets                                            40              (2)            (61)
   Accounts payable - Trade                                    13,000            --               189
   Accrued expenses and other accrued liabilities                 708               1              94
                                                         ------------    ------------    ------------

Net cash provided by (used in) operating activities             7,663            (104)           (254)
                                                         ------------    ------------    ------------


Cash flows from investing activities
   Purchase of property, plant and equipment                   (1,263)            (28)            (32)
   Proceeds on sales of property, plant and equipment              43            --              --
   Repayment from a related company                               736            --              --
   Loan to a related company                                   (7,107)           --              (736)
   Due from shareholders                                         --            (1,420)         (1,352)
                                                         ------------    ------------    ------------

Net cash used in investing activities                          (7,591)         (1,448)         (2,120)
                                                         ------------    ------------    ------------


Cash flows from financing activities
   Issuance of capital                                           --             2,564           2,564
                                                         ------------    ------------    ------------

Net cash provided by (used in) financing                         --             2,564           2,564
                                                         ------------    ------------    ------------

Net increase in cash and cash equivalents                          72           1,012             190

Cash and cash equivalents, beginning of fiscal period             190            --              --
                                                         ------------    ------------    ------------

Cash and cash equivalents, end of fiscal period                   262           1,012             190
                                                         ============    ============    ============


Supplemental disclosure of cash flow information

Cash paid during the fiscal period for:
   Interest expense                                                90            --              --
                                                         ============    ============    ============


The accompanying notes are an integral part of these combined financial statements.

United First International Limited

Notes to Combined Financial Statements
9-month period ended September 30, 2004 and period from May 6, 2003 to December 31, 2003
--------------------------------------------------------------------------------
(amounts in thousands, except share data)


1.       BASIS OF FINANCIAL STATEMENT PRESENTATION AND REORGANIZATION

         United First International Limited ("UFI") was incorporated in Hong Kong on September 8, 2004 as a limited liability company. As disclosed in Note 7 below, as of September 8, 2004, UFI has authorized and outstanding common stock of 10,000 shares and 1 share respectively with a par value of Hong Kong Dollars (HKD) 1.00. On September 16, 2004, the authorized common stock increased from 10,000 shares to 20,000,000 shares by creation of an additional 19,990,000 shares of HKD1.00 each. On the same date, the outstanding common stocks of the Company were increased to 20,000,000 shares by allotting 3,999,999 shares, 8,000,000 shares and 8,000,000 shares to Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin respectively. UFI has had no operation since its incorporation.

         Pursuant to the agreement entered into between UFI and Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin, who owns 20%, 40% and 40% interests respectively in Beijing Orsus Xelent Technology & Trading Company Limited ("Xelent") (English translation for identification purpose only) on November 1, 2004, UFI consummated a merger with Xelent, and paid USD1,207, to all owners of Xelent, in exchange for all their beneficial interests in Xelent ("the Agreement"). Xelent was established in the People's Republic of China ("PRC") on May 6, 2003 as a PRC company with limited liability. The principal activities of Xelent were the development of cellular software and technology, including the design and trading of cellular phones. Xelent has a 55% interest in Shanghai Sapphine Telecom Tech Co., Ltd. ("Sapphine")
         (English translation for identification purpose only), a company engaged in research and development of cellular phones which is incorporated in the PRC. On August 19, 2004, the owners of Sapphine signed an agreement to liquidate the company.

         On November 3, 2004, the Beijing Municipal Bureau of Commerce (the "Bureau") approved the transfer of interests and the application for the change of Xelent's status to a wholly-owned foreign investment enterprise ("WOFIE") with limited liability. Upon granting WOFIE status and completion of the Agreement, the operating period of Xelent was for an initial term of 10 years until November 9, 2014 and UFI became the sole registered owner of Xelent.

         Consistent with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combination", transfers of net assets or exchanges of equity interests between entities under common control do not constitute business combinations. Because UFI and Xelent were beneficially owned by the same stockholders group, Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin, immediately before and after the combination, the Agreement has been accounted for as a combination of entities under common control on a historical cost basis in a manner similar to a pooling of interests.

         The accompanying combined financial statements of the Company have been prepared to illustrate the retroactive effect of the Agreement as if the Agreement had occurred and UFI had been incorporated at the beginning of the earliest period presented, as of May 6, 2003.

         In this report, UFI, Xelent and Sapphine are collectively referred to as the "Company".

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounting principles
         The combined financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP").

         Basis of combination
         The accompanying combined financial statements include the accounts of the following entities, a) UFI; and b) Xelent and Sapphine, because they are companies under the common control of Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin collectively. See "Basis of financial statement presentation and reorganization" within Note 1 for more information on the basis of presentation of the combined financial statements.

         The results of the subsidiaries acquired or disposed of during the period are consolidated from the effective dates of acquisition or to the effective dates of disposal respectively.

         All significant intercompany accounts and transactions have been eliminated upon combination.

         Revenue recognition
         Net sales represent the invoiced value of goods, net of value-added tax ("VAT") and returns. The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. The Company has a policy of including handling costs incurred for finished goods, which are not significant, in the sales and marketing expenses.

         Research and development
         All cost of research and development activities are expensed as incurred.

         Warranties
         The Company offers warranties for products it manufactures. Terms generally are for one year from the date of sale. Provision for warranty expense is established for costs that are expected to be incurred after the sales and delivery of products under warranty. The Company provided for anticipated warranty expense in the amount of USD515 during the nine-month period ended September 30, 2004, and paid warranty claims of USD216. The warranty provision is determined based on known product failures, historical experience of the level of repairs and replacements, and other currently available evidence.

         Income taxes
         Provision for income and other related taxes have been provided in accordance with the tax rates and laws in effect in PRC.

         Income tax expense is computed based on pre-tax income included in the combined statements of operations. Deferred income taxes are provided, using the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities and their reported amounts. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the combined financial statements.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Comprehensive income
         SFAS No. 130, "Reporting Comprehensive Income", requires the presentation of comprehensive income, in addition to the existing statements of operations. Comprehensive income is defined as the change in equity during a period from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners. No comprehensive income is recorded in any of the periods presented.


         Trade receivables
         Trade receivables are recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis, thus trade receivables do not bear interest. Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Changes in the estimated collectibility of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables.

         Inventories
         Inventories are stated at the lower of cost or market. Potential losses from obsolete and slow-moving inventories are provided for when identified. Cost, which comprises all costs of purchase and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average method. Market represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.



         Property, plant and equipment
         Property, plant and equipment are stated at original cost less accumulated depreciation.

         The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

         When assets are sold or retired, their costs and accumulated depreciation are eliminated from the combined financial statements and any gain or loss resulting from their disposal is recognized in the year of disposition as an element of other income, net.

         Depreciation is provided to write off the costs of property, plant and equipment over their useful lives from the date on which they become fully operational and after taking into account their estimated residual values, using the following methods:


         Moulds                         Sum-of-the-units method
         Leasehold improvements         Straight-line method over the lease term
         Machinery and equipment        Straight-line method at 20% p.a.
         Office equipment               Straight-line method at 20% p.a.
         Motor vehicles                 Straight-line method at 20% p.a.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Impairment of long-lived assets
         The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         Operating leases
         Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental payables under operating leases are recognized as expenses on the straight-line basis over the lease terms.

         Foreign currency translation
         The Company considers Renminbi as its functional currency as a substantial portion of the Company's business activities are based in Renminbi. However, the Company has chosen the United States dollar as its reporting currency.


         Transactions in currencies other than the functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than functional currency are translated into functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are recorded in the combined statements of operations.

         For translation of financial statements into the reporting currency, assets and liabilities are translated at the exchange rate at the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated at the weighted average rates of exchange prevailing during the period.

         Translation adjustments, when material, resulting from this process are recorded in accumulated other comprehensive income (loss) within stockholders' equity.

         Cash equivalents
         The Company considers short-term, highly liquid investments with maturities of three months or less to be cash equivalents.

         Use of estimates
         The preparation of the combined financial statements in conformity with USGAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation, inventory allowance, provision for warranty, taxes and contingencies.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Segment information
         Operating segments are defined as components of a company about which separated financial information is available that is evaluated regularly by the operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates in a single business segment of trading of cellular phones which are all sold in the PRC. There is no reportable business or geographical segment identified and no segment information is disclosed accordingly.

         Related parties
         Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

         Recently issued accounting standards
         There  are no new  accounting  pronouncements  for  which  adoption  is
         expected  to  have  a  material  effect  on  the  Company's   financial
         statements.


3.       CONCENTRATIONS

         The Company is engaged principally in the development of cellular software and technology, including the design and trading of cellular phones for sale primarily to two dealers in the PRC. Although there are multiple sources of supply of raw materials, the Company buys certain major materials from two major suppliers. In addition, the Company subcontracts assembly works of cellular phones to two subcontracting factories. Management believes that the sole agent arrangement gives the dealers more incentive to promote the Company's products and reduce the Company's exposure to the distribution market. Time would be required to locate other qualified suppliers and subcontracting factories, which could, however, cause a delay in manufacturing and may be disruptive to the Company's operations.


         Customers accounted for over 5% of the Company's operating revenues are as follows:

                                                     (Unaudited)
                                         9-month     From  May 6,    From May 6,
                                    period ended         2003 to         2003 to
                                       September   September 30,    December 31,
                                        30, 2004            2003            2003
                                               %               %               %


         Customer A                           88             N/A            --

         Customer B                            9             N/A            --

         Customer C                         --               N/A              31

         Customer D                         --               N/A              19

         Customer E                         --               N/A               9

         Customer F                         --               N/A               9
                                    ============    ============    ============

         Trade receivable balances related to these customers were USD2,880 and USDNil as of September 30, 2004 and December 31, 2003 respectively.

         Suppliers accounted for over 5% of the Company's purchases are as follows:


                                                     (Unaudited)
                                         9-month     From  May 6,    From May 6,
                                    period ended         2003 to         2003 to
                                       September   September 30,    December 31,
                                        30, 2004            2003            2003
                                               %               %               %


         Supplier A                           46            --              --

         Supplier B                           32            --              --

         Supplier C                            6            --              --

         Supplier D                            6            --              --

         Supplier E                         --              --                80

         Supplier F                         --              --                16
                                    ============    ============    ============

         Trade payable balances related to these suppliers were USD3,765 and USD189 as of September 30, 2004 and December 31, 2003 respectively.


4.       PROPERTY, PLANT AND EQUIPMENT, NET

         Property, plant and equipment is summarized as follows:

                                                             As of        As of
                                                         September     December
                                                          30, 2004     31, 2003
                                                               USD          USD


         Moulds                                                939         --
         Leasehold improvement                                  47         --
         Plant and machinery                                    14         --
         Office equipment                                      179           18
         Motor vehicles                                         64           14
                                                         ---------    ---------

                                                             1,243           32
         Accumulated depreciation                             (515)          (3)
                                                         ---------    ---------

                                                               728           29
                                                         =========    ==========

5.       INVENTORIES

         Inventories consisted of the follows:



                                                               As of       As of
                                                           September    December
                                                            30, 2004    31, 2003
                                                                 USD         USD

         Raw materials                                         9,505        --
         Trading goods                                            41         363
                                                           ---------   ---------

                                                               9,546         363
                                                           =========   =========


6.       TAXATION

         The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which it operates. UFI was incorporated in Hong Kong and has no assessable profit for the periods presented. All of the Company's income is generated in PRC by Xelent. Provision for income taxes has not been made as Xelent was exempted from PRC income taxes in respect of hiring unemployed people in cities and the countryside for the period from May 6, 2003 to December 31, 2005.

         The reconciliation of PRC statutory income to the effective income tax rate based on income stated in the statements of operations is as follows:

                                                    (Unaudited)
                                       9-month      From  May 6,    From May 6,
                                  period ended          2003 to         2003 to
                                     September    September 30,    December 31,
                                      30, 2004             2003            2003
                                             %                %               %
                                  ------------     ------------    ------------
         Statutory rate                     33              33               33

         Tax exemption                     (33)           --               --

         Tax losses                       --               (33)             (33)
                                  ------------    ------------     ------------

                                          --              --               --
                                  ============    ============     ============


7.       COMMON STOCK

         UFI was incorporated in Hong Kong on September 8, 2004 as a limited liability company. UFI had authorized and outstanding common stock of 10,000 shares and 1 share respectively, par value HKD1.00 each, with one vote for each share.

         By an ordinary resolution passed by written resolution signed by all stockholders on September 16, 2004, the authorized common stock of UFI was increased to HK$20,000,000 by the creation of an additional
         19,990,000 shares of common stock of HKD1.00 each.

         On the same date, the common stock of UFI issued and outstanding was increased to HK$20,000,000 by allotting 19,999,999 shares of common stock of HKD1.00 each at par by the capitalization of part of the stockholders' loans. These shares rank pari passu with the existing shares in all respects.

         For the purpose of preparation of these combined financial statements, authorized and outstanding common stock of 20,000,000 shares have been treated as issued for all periods presented.


8.       PENSION COSTS

         As  stipulated  by PRC  regulations,  the  Company  maintains a defined contribution retirement plan for all of its employees who are residents of PRC. All retired  employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributed to a state sponsored  retirement plan  approximately 20% of the basic salary of its  employees and has no further  obligations  for the actual  pension  payments or  post-retirement  benefits  beyond the
         annual   contributions.   The  state   sponsored   retirement  plan  is
         responsible  for  the  entire  pension   obligations   payable  to  all
         employees.  The pension  expenses for the periods  ended  September 30,
         2004 and 2003 were USD8 and  USDNil  respectively,  and for the  period ended December 31, 2003 was USD1.


9.       RELATED PARTY TRANSACTIONS

         a. Name and relationship of related parties

         Related party                                           Existing relationship with the Company
         -------------                                           --------------------------------------
         Mr. Wang Xin                                            Director and stockholder of the Company
         Mr. Liu Yu                                              Director and stockholder of the Company
         Mr. Wang Zhibin                                         Director and stockholder of the Company
         Mr. Yan Zhao                                            Ex-stockholder of Xelent
         Beijing Huan Yitong Tech & Trading Co., Ltd. *          A company owned by Mr. Liu Yu and Mr. Wang
                                                                 Zhibin
         Beijing Xingwang Shidai Tech & Trading Co., Ltd. *      A company owned by Mr. Yan Zhao

         *  English translation for identification purpose only


9.       RELATED PARTY TRANSACTIONS (CONTINUED)

         b. Summary of related party transactions
                                                                    As of           As of
                                                            September 30,    December 31,
                                                                     2004            2003
                                                                      USD             USD
                                                            -------------   -------------
         Loan to related companies
         Beijing Xingwang Shidai Tech & Trading Co., Ltd.            --               736
         Beijing Huan Yitong Tech & Trading Co., Ltd.               7,107            --
                                                            =============   =============


         Due from stockholders

         Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin               1,352           1,352
                                                            =============   =============

         Note:

         (i) The loan to a related company is unsecured, interest-free and repayable on or before September 20, 2004.
         (ii) The loan to a related company is unsecured, interest-free and repayable on or before July 30, 2005.
         (iii) The amounts due from stockholders are unsecured, interest-free and will be repayable on demand.


10.      COMMITMENTS AND CONTINGENCIES


         The Company leases certain staff quarters and office premises under non-cancelable operating leases. Rental expenses under operating leases were USD100 and USD27 for the periods ended September 30, 2004 and 2003 respectively, and for the period ended December 31, 2003 was USD40.



         The following table  summarizes the  approximate  future minimum rental
         payments  under  non-cancelable   operating  leases  in  effect  as  of
         September 30, 2004 and December 31, 2003:


                                                          As of            As of
                                                  September 30,     December 31,
                                                           2004             2003
                                                            USD              USD

         2004                                                33               51
         2005                                                23               13
                                                  -------------    -------------
         Total                                               56               64
                                                  =============    =============